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                                                                     EXHIBIT 5.1

                                 April 8, 2002

NextMedia Operating, Inc.
6312 South Fiddlers Green Circle, Suite 360E
Englewood, Colorado 80111

Ladies & Gentlemen:

          We have acted as counsel to NextMedia Operating Inc. (the "Issuer") in connection with the preparation and filing with the Securities and Exchange Commission of the Issuer's Registration Statement on Form S-4, Registration No. 333-84416 (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended, relating to $200,000,000 aggregate principal amount of the Issuer's 10-3/4% Senior Subordinated Notes due 2011 (the "Notes") and the accompanying guarantees (the "Guarantees").

          In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Indenture dated as of July 5, 2001, between the Issuer, NM Licensing LLC, NextMedia Outdoor, Inc. NextMedia Franchising, Inc., NextMedia Outdoor LLC, Crickett, Ltd. and Chesapeake Outdoor Enterprises, Inc. (collectively, the "Guarantors") and U.S. Bank National Association, as trustee (the "Trustee"), pursuant to which the Notes will be issued (as amended, the "Indenture"), the form of the Notes filed as an exhibit to the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Issuers, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of
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April 8, 2002
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officers and representatives of the Issuer and the Guarantors. We have also assumed (i) the valid existence of Crickett, Ltd., (ii) that Crickett, Ltd. has the requisite corporate power and authority to enter into and perform the Indenture and to prepare and file the Registration Statement and (iii) the due authorization, execution and delivery of the Indenture and the Guarantee by Crickett, Ltd.

          Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

          1. The Notes are duly authorized, and, when duly executed on behalf of the Issuer, authenticated by the Trustee and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of the Issuer, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principals of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that the waiver contained in Section 4.09 of the Indenture may be deemed unenforceable.

          2. The Guarantees to be executed by the Guarantors are duly authorized by the Guarantors (other than Crickett, Ltd., as to which we express no opinion) and, when duly executed on behalf of the Guarantors and when the Notes are duly authenticated by the Trustee and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of the Guarantors, enforceable against each of them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principals of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that certain remedial provisions of the Guarantees are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of the Guarantees, and the Guarantees contain adequate provisions for the practical realization of the rights and benefits afforded thereby, and except that the waiver contained in
Section 4.09 of the Indenture may be deemed unenforceable.

          We consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement.


                                        Very truly yours,


                                        /s/ Weil, Gotshal & Manges LLP

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